Exhibit 1.1

Form of Underwriting Agreement

Bread Financial Card Issuance Trust

$[  ] Class A

Series [_]-[_] [Fixed/Floating] Rate Asset Backed Notes

$[  ] Class B

Series [_]-[_] [Fixed/Floating] Rate Asset Backed Notes

[_____], 20[__]

[Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

The undersigned, Bread Financial Funding LLC (the “Transferor”), proposes to cause Bread Financial Card Issuance Trust (the “Issuer” or the “Trust”) to issue $[____] (stated principal amount) Class A Series [_]-[_] [Fixed/Floating] Rate Asset Backed Notes (the “Class A Notes”) and $[____] (stated principal amount) Class B Series [_]-[_] [Fixed/Floating] Rate Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”). The Class A Notes [and the Class B Notes] are referred to herein as the “Underwritten Notes.” [The Class B Notes are referred to herein as the “Retained Notes” and will be retained by the Transferor (referred to herein as the “Retained Notes Transaction”).] [_____] and [_____], each as a representative of the Underwriters (as defined below), may be referred to herein individually as a “Representative” and collectively as the “Representatives.” The Issuer is a Delaware statutory trust established as Bread Financial Card Issuance Trust and created pursuant to (a) a Trust Agreement, dated as of January 30, 2026, as amended and restated on June 11, 2026 (as further amended, restated or otherwise modified from time to time, the “Trust Agreement”), between the Transferor and BNY Mellon Trust of Delaware (the “Owner Trustee”), and (b) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 30, 2026. The Notes will be issued pursuant to an Indenture, dated as of June 11, 2026 (as amended, restated or otherwise modified from time to time, the “Master Indenture”), as supplemented by the Series [_]-[_] Indenture Supplement thereto, expected to be dated as of [_____], 20[_] (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), each between the Issuer, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”) and U.S. Bank National Association, as securities intermediary (the “Securities Intermediary”). The Notes are more fully described in the Registration Statement (as defined below).

The Underwritten Notes will be sold pursuant to this Underwriting Agreement (this “Agreement”), and will represent a debt obligation to be paid from the assets of the Trust. The property of the Trust will include, among other things, receivables (the “Receivables”) generated from time to time in a portfolio of designated credit card accounts (the “Accounts”) owned by Comenity Capital Bank (including any successor by merger or consolidation or assign, the “Bank”). The Receivables have been, and will from time to time be, sold to the Transferor pursuant to a Receivables Purchase Agreement, dated as of June 11, 2026 (as amended, restated or otherwise modified from time to time, the “Receivables Purchase Agreement”), between the Bank and the Transferor. The Receivables have been, and will from time to time be, conveyed by the Transferor to the Issuer pursuant to a Transfer Agreement, dated as of June 11, 2026 (as amended, restated or otherwise modified from time to time, the “Transfer Agreement”), among the Transferor, the Issuer and the Indenture Trustee. Certain of the Receivables (and the related

Accounts) may be subject to review by FTI Consulting, Inc. (the “Asset Representations Reviewer”) in certain circumstances for compliance with certain representations and warranties made about the Receivables, in accordance with the Asset Representations Review Agreement, dated as of June 11, 2026 (as amended, restated or otherwise modified from time to time, the “Asset Representations Review Agreement”), among the Bank, the Transferor, the Issuer and the Asset Representations Reviewer. Pursuant to the Servicing Agreement, dated as of June 11, 2026 (as amended, restated or otherwise modified from time to time, the “Servicing Agreement”), among the Transferor, the Issuer, the Indenture Trustee and the Bank, the Bank has agreed to service the Receivables on behalf of the Issuer and act as administrator for the Issuer. The first priority security interest of the Indenture Trustee for the benefit of the Noteholders in the Issuer Accounts maintained and held at the Securities Intermediary will be perfected pursuant to a Securities Account Control Agreement, dated as of June 11, 2026 (as amended, restated or otherwise modified from time to time, the “Account Control Agreement”), among the Issuer, the Indenture Trustee and the Securities Intermediary.

The Receivables Purchase Agreement, the Trust Agreement, the Transfer Agreement, the Indenture, this Agreement, the Servicing Agreement, the Asset Representations Review Agreement and the Account Control Agreement are each sometimes referred to herein as a “Transaction Document” and, collectively, as the “Transaction Documents.” Each capitalized term used but not defined herein shall have the meaning specified in the Indenture or the relevant Transaction Document, as applicable.

The Transferor and the Bank hereby agree, severally and not jointly, with the underwriters for the Underwritten Notes listed on Schedule A hereto (the “Underwriters”) as follows:

1.  Representations, Warranties and Agreements of the Transferor. The Transferor represents and warrants to, and agrees with, the Underwriters that:

(a)  The Transferor has filed with the Securities and Exchange Commission (the “Commission”), on Form SF-3, a registration statement (Registration Nos. [●], [●] and [●]) relating to the Underwritten Notes, including a form of prospectus pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Transferor may have filed one or more amendments thereto, each of which has been furnished to the Representatives. The Transferor has filed the Preliminary Prospectus (as defined below) with the Commission in accordance with Rule 424(h) under the Act (“Rule 424(h)”) and will also file with the Commission a prospectus (the “Final Prospectus”) in accordance with Rule 424(b) under the Act (“Rule 424(b)”). As filed, the registration statement, as amended, the form of prospectus, and any prospectuses filed pursuant to Rule 424 under the Act relating to the Underwritten Notes shall, except to the extent that the Representatives shall have agreed in writing to a modification, be in all substantive respects in the form furnished to you prior to the Execution Date (as defined below) or, to the extent not completed as of the Execution Date, shall contain only such specific additional information and other changes (beyond those contained in the latest preliminary prospectus which has previously been furnished to the Underwriters) as the Transferor shall have advised the Underwriters, prior to the Execution Date, will be included or made therein.

For purposes of this Agreement, “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of such registration statement pursuant to Rule 430D under the Act. Such registration statement, as amended as of the Effective Date, and including the exhibits thereto, any material incorporated by reference therein and all information deemed to be part of such registration statement as of the Effective Date pursuant to Rule 430D under the Act, is hereinafter referred to as the “Registration Statement,” and any prospectus relating to the Underwritten Notes, as filed with the Commission pursuant to and in accordance with Rule 424(b) or Rule 424(h), as applicable, is, together with the prospectus filed as part of the Registration Statement, hereinafter referred to as the “Prospectus.” “Execution Date” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

Prior to the time the first contract of sale (or, in the event a contract reformation is effective to terminate the existing contract of sale and extinguish any rights thereunder, the time of the first such effective contract reformation) for the Underwritten Notes was entered into, as designated on Schedule A hereto (the “Time of Sale”), the Transferor had prepared a preliminary prospectus, dated [_____], 20[__] (subject to completion) (together with the Ratings Free Writing Prospectus (as defined below), the “Time of Sale Information”). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Transferor to the Underwriters in accordance with the provisions of this Agreement. The conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement and the Registration Statement has been declared effective by the Commission not more than three years prior to the date hereof.

If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), the Preliminary Prospectus is determined to include an untrue statement of material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Transferor has prepared and delivered to the Underwriters a Corrected Prospectus (as defined below), and as a result investors in the Underwritten Notes elect to terminate their existing “Contracts of Sale” (within the meaning of Rule 159 under the Act) for any Underwritten Notes, then “Time of Sale Information” will refer to the Ratings Free Writing Prospectus and the information conveyed to investors on the date of entry into the first new Contract of Sale in an amended Preliminary Prospectus approved by the Transferor and the Underwriters that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the date on which such new Contracts of Sale were entered into. The Transferor promptly shall deliver the final Corrected Prospectus (and any information that corrects the material misstatements or omissions) to the Representative before the new Time of Sale to allow the Underwriters to deliver the final Corrected Prospectus (and any information that corrects the material misstatements or omissions) to each investor at least 48 hours before the new Time of Sale, and the Transferor shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission.

(b)  (i)  On the Effective Date and as of the Execution Date, the Registration Statement did or will, and, when the Preliminary Prospectus and the Final Prospectus was first filed and on the Closing Date, the Final Prospectus did or will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and the Trust Indenture Act and the rules and regulations thereunder; provided, however, that the Registration Statement does not include the ratings of the Underwritten Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. § 229.1103(a)(9) and 17 C.F.R. § 229.1120, in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables II LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010);

 (ii)  on the Effective Date, as of its respective date and as of the Execution Date, the Registration Statement did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, that the Transferor makes no representation or warranty as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with the Underwriter Information (as defined below);

(iii)  at the Time of Sale, the Time of Sale Information did not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Final Prospectus);

(iv)  as of its date, the Final Prospectus, when taken together with the Ratings Free Writing Prospectus, did not, and as of the Closing Date, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Transferor makes no representation or warranty as to the information contained in or omitted from the Final Prospectus in reliance upon and in conformity with the Underwriter Information;

(v)  other than the Preliminary Prospectus, the Final Prospectus and any issuer free writing prospectus, as defined in Rule 433(h) under the Act (an “Issuer Free Writing Prospectus”), relating to the Underwritten Notes in a form agreed to by the parties hereto, including, but not limited to, the Issuer Free Writing Prospectus filed with the Commission on [_____], 20[__] that discloses the ratings to be issued on the Underwritten Notes and the fees paid to each Hired NRSRO (as defined below) (the “Ratings Free Writing Prospectus”), the Transferor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Notes;

(vi)  (x) any Issuer Free Writing Prospectus will not, as of the date such Issuer Free Writing Prospectus is disseminated, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; (y) any Issuer Free Writing Prospectus shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and (z) any Issuer Free Writing Prospectus shall be filed with the Commission pursuant to Rule 433 thereunder in the manner and within the time period required by Rule 433(d)(1); and

(vii)  the conditions to the offering of the Underwritten Notes under a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements in the General Instructions to Form SF-3, shall be satisfied as of the Closing Date; there is no request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Bank is not aware of any proceeding for that purpose having been instituted or threatened; the Transferor has conducted its annual compliance evaluation as required under the rules and regulations of the Commission under the Act, as of ninety days after the end of the Transferor’s fiscal year ended December 31, 20[●], and determined that it met the registrant requirements set forth in General Instruction I.A to Form SF-3 on such date; and there has been no notification with respect to the suspension of the qualification for sale of the Underwritten Notes in any jurisdiction or any proceeding for such purpose having been instituted or threatened; provided, that the Transferor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus in reliance upon and in conformity with the Underwriter Information.

(c)  Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, equity interests, results of operations, regulatory situation or business prospects of the Transferor, and (ii) the Transferor has not entered into any transaction or agreement (whether or not in the ordinary course of business) that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Underwritten Notes, otherwise than as set forth or contemplated in the Preliminary Prospectus.

(d)  The Transferor (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has, and had at all relevant times, full power, authority and legal right to own its properties and conduct its business as such properties and such business are described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to authorize the issuance of the Notes.

(e)  Each Transaction Document to which the Transferor is a party has been duly authorized, executed and delivered by the Transferor, and assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Transaction Documents and the Notes will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Final Prospectus.

(f)  The Receivables conform, or will conform, as applicable, in all material respects with the description thereof contained in the Preliminary Prospectus and the Final Prospectus.

(g)  None of the transfer of the Receivables to the Issuer by the Transferor, the execution or delivery of any Transaction Document by the Transferor, the consummation of any of the transactions herein or therein contemplated, [the consummation of the Retained Notes Transaction,] the fulfillment of the terms of any Transaction Document, or the issuance and sale of the Notes will result in the breach of any term or provision of the certificate of formation or limited liability company agreement of the Transferor or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Transferor is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to the Transferor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Transferor, will result in the creation of any Lien upon any property or assets of the Transferor (other than as contemplated in any Transaction Document) or will violate any requirements of law presently in effect, applicable to it or its properties. The Transferor is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under any Transaction Document to which it is a party.

(h)  Other than as set forth or contemplated in the Preliminary Prospectus, there are no charges, investigations, actions, suits, claims or proceedings affecting the Transferor before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the knowledge of the Transferor, threatened that, separately or in the aggregate, would (i) reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, equity interests, results of operations, regulatory status or business prospects of the Transferor or (y) the ability of the Transferor to perform its obligations under any Transaction Document to which it is a party, (ii) assert the invalidity of any Transaction Document or any Note, (iii) seek to prevent the issuance, sale or delivery of the Notes or any of the transactions contemplated by any Transaction Document, or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Underwritten Notes described in the Preliminary Prospectus.

(i)  No federal, state or local tax, including intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables, is imposed with respect to the conveyance of the Receivables by the Transferor pursuant to any Transaction Document, or in connection with the issuance of the Notes by the Trust, or the holding of such Receivables by the Trust, or in connection with any of the other transactions contemplated by any Transaction Document. Any such taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Notes or the execution and delivery of this Agreement or any Transaction Document have been or will have been paid by the Transferor at or prior to the Closing Date.

(j)  As of the Closing Date, the representations and warranties of the Transferor in each Transaction Document to which it is a party will be true and correct in all material respects (except to the extent any such representation or warranties relate to an earlier point in time in which case such representations and warranties are true and correct as of such date).

(k)  Except as required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable securities laws, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Transferor of, or the compliance by the Transferor with, each Transaction Document to which it is a party, the consummation of the Retained Notes Transaction or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect, and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

(l)  At the time of such transfer, the Transferor had good and marketable title to the Receivables being transferred by it to the Issuer or otherwise pursuant to the Transfer Agreement, free and clear of any Liens (other than as contemplated in the Transfer Agreement) and has not and will not have assigned to any Person any of its right, title or interest in such Receivables or the Transaction Documents (other than as contemplated in the Transfer Agreement or the Indenture) or the Notes being issued pursuant to the Indenture, and the Transferor had the power and authority to so transfer such Receivables, and the Trust and the Indenture Trustee had and, on the Closing Date, will have good and marketable title to, or a first-priority, perfected security interest in, such Receivables, and, upon the delivery to the Underwriters of the Underwritten Notes and payment by the Underwriters of the purchase price therefor on the Closing Date, and the Underwriters will have good and marketable title to the Underwritten Notes, in each case free and clear of any Liens (other than as contemplated in the Transaction Documents).

(m)  Neither the Trust nor the Transferor is, or will be as a result of the issuance and sale of the Notes, an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”). In reaching the conclusion described in the immediately preceding sentence with respect to the Trust, although other statutory or regulatory exclusions or exemptions may be available, the Trust relies on an exemption from the definition of “investment company” under the 1940 Act provided by Rule 3a-7 thereunder. The Trust has been structured so as not to constitute a “covered fund” for purposes of Section 13 of the Bank Holding Company Act of 1956 (commonly referred to as the “Volcker Rule”).

(n)  The Transferor was not, on the date on which the first bona fide offer (as described in Rule 164(h)(2) of the Act) of the Underwritten Notes was made, an “ineligible issuer” as such term is defined in Rule 405 of the Act.

(o)  The Transferor has provided a written representation to each of the nationally recognized statistical rating organizations hired by the Transferor (collectively, the “Hired NRSROs”), which satisfied the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), as amended (the “17g-5 Representation”). The Transferor has complied, and will continue to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes or any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4.

(p)  Neither the Transferor nor the Issuer, nor any of their respective affiliates, has engaged, and from the date of this Agreement to the Closing Date, will engage, any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuer in connection with the issuance and offering of the Underwritten Notes.

(q)  No Early Amortization Event, and no event that would become an Early Amortization Event after any applicable grace period has elapsed, exists with respect to any outstanding Series of notes issued by the Issuer and no event has occurred that would constitute (after the issuance of such notes) an Early Amortization Event or would become an Early Amortization Event after any applicable grace period has elapsed.

(r)  The Transferor has complied with Rule 193 under the Act in all material respects in connection with the offering of the Notes.

(s)  The Transferor has paid the registration fee for the Notes in accordance with Rule 456 under the Act.

(t)  The Notes have been duly authorized and will be issued pursuant to the terms of the Indenture and, when executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered pursuant to the Indenture and this Agreement, will be duly and validly executed, issued and outstanding and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). The Notes will be in the form contemplated by the Indenture, and the Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

2.   Representations, Warranties and Agreements of the Bank. The Bank represents and warrants to, and agrees with, the Underwriters that:

(a)  It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has, and had at all relevant times, full power, authority and legal right to own its properties and conduct its business as such properties and such business are described in the Registration Statement, the Preliminary Prospectus and

the Final Prospectus, to service the Receivables, to administer the Trust and to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party.

(b)  Each Transaction Document to which the Bank is a party has been duly authorized, executed and delivered by the Bank, and assuming the due authorization, execution and delivery thereof by the other parties thereto, each such Transaction Document constitutes valid and binding obligations of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, each Transaction Document to which the Bank is a party will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Final Prospectus.

(c)  Other than as set forth or contemplated in the Preliminary Prospectus and, as will be set forth or contemplated in the Final Prospectus, there are no charges, investigations, actions, suits, claims or proceedings affecting the Bank before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the knowledge of the Bank, threatened that, separately or in the aggregate, would (i) reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory status or business prospects of the Bank or (y) the ability of the Bank to perform its obligations under any Transaction Document to which it is a party or (ii) assert the invalidity of any Transaction Document to which it is a party or any Note.

(d)  As of the Closing Date, the representation and warranties of the Bank in each Transaction Document to which it is a party will be true and correct in all material respects, as if set forth herein (except to the extent any such representation or warranty relates to an earlier point in time in which case such representation and warranties are true and correct as of such date).

(e)  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Bank of, or the compliance by the Bank with, any Transaction Document to which it is a party[, the consummation of the Retained Notes Transaction] or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect, and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

(f)  The Bank has not granted, assigned, pledged or transferred and will not grant, assign, pledge or transfer to any Person, and as Administrator will cause the Trust not to grant, assign, pledge or transfer to any Person, a security interest in, or any other right, title or interest in, the Receivables, except as provided in the Receivables Purchase Agreement, and agrees to take all action required by the Receivables Purchase Agreement in order to effect the sale of the related Receivables made pursuant to the Receivables Purchase Agreement.

(g)  None of the transfer of the Receivables to the Transferor by the Bank, the execution or delivery of any Transaction Document by the Bank, the consummation of the Retained Notes Transaction, the consummation of any of the transactions herein or therein contemplated, or the fulfillment of the terms of any Transaction Document, will result in the breach of any term or provision of the charter or by-laws of the Bank or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Bank is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to the Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or will result in the creation of any Lien upon any property or assets of the Bank (other than as contemplated in any Transaction Document). The Bank is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under any Transaction Document to which it is a party.

(h)  The Bank has complied, and will continue to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes or any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4.

(i)   No Early Amortization Event, and no event that would become an Early Amortization Event after any applicable grace period has elapsed, exists with respect to any outstanding Series of notes issued by the Issuer and no event has occurred that would constitute (after the issuance of such notes) an Early Amortization Event or would become an Early Amortization Event after any applicable grace period has elapsed.

(j)   Neither the Bank nor any of its respective affiliates, has engaged, and from the date of this Agreement to the Closing Date, will engage, any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuer in connection with the issuance and offering of the Underwritten Notes.

(k)  The Bank is the appropriate entity to comply with all of the requirements imposed on the sponsor of a securitization transaction in accordance with the final rules contained in Regulation RR, 17 C.F.R. § 246.1, et seq. (the “Credit Risk Retention Rules”), implementing the credit risk retention requirements of Section 15G of the Exchange Act. The Bank does comply, as of the date hereof, and will comply, for so long as the Credit Risk Retention Rules are applicable, in all material respects with the Credit Risk Retention Rules, including the disclosure requirements thereof, through a “wholly-owned affiliate” (as defined in the Credit Risk Retention Rules), including causing such wholly-owned affiliate to maintain a “seller’s interest” (as defined in the Credit Risk Retention Rules) of not less than 5% of the aggregate unpaid principal balance of all outstanding investor “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust, determined in accordance with the Credit Risk Retention Rules, for the duration required by the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of such retained interest.

(l)   The Bank is not, and will not be as a result of the issuance and sale of the Notes, an “investment company” or a company “controlled by” an investment company within the meaning of the 1940 Act. The Trust has been structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.

(m)  Neither the Bank nor any of its controlled affiliates, subsidiaries, directors or officers is the target or subject of any economic sanctions enforced by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) or the United Nations Security Council (collectively, “Sanctions”). The Bank will not use any payments made pursuant to this Agreement (i) to fund or facilitate any prohibited activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any prohibited activities of or business with any country or territory that is the target or subject of comprehensive territorial Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

(n)  The operations of the Bank and its subsidiaries are, and have been, conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes, rules and regulations of the jurisdictions in which the Bank and its subsidiaries operate (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Bank or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Bank, threatened.

(o)  Neither the Bank nor any of its subsidiaries, nor any of their respective directors or officers, nor, to the knowledge of the Bank, any employee or agent of the Bank or any of its subsidiaries, has taken any action in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and each of the Bank and its subsidiaries has instituted and maintains policies and procedures reasonably designed to promote compliance with the FCPA.

3.   Purchase, Sale, Payment and Delivery of Underwritten Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to cause the Issuer to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, on or about [●], or on such other date as shall be mutually agreed upon by the Transferor and the Underwriters (the “Closing Date”), the amount of Class A Notes [and Class B Notes] set forth in Schedule A opposite the name of such Underwriter. The Class A Notes being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to [_____]% of the principal amount thereof. [The Class B Notes being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to [_____]% of the principal amount hereof.]

The closing of the sale of the Notes (the “Closing”) shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, on or about 9:00 A.M. (E.S.T.) on the Closing Date. Payment of the purchase price for the Underwritten Notes being sold and purchased hereunder shall be made on the Closing Date by wire transfer of federal or other immediately available funds to the accounts to be designated one Business Day prior to the Closing Date by the Transferor, against delivery of the Underwritten Notes at the Closing on the Closing Date. Each of the Underwritten Notes to be so delivered shall be represented by one or more definitive notes registered in the name of Cede & Co. as nominee for The Depository Trust Company.

4.   Offering by Underwriters.

(a)  It is understood that, after the Effective Date, the Underwriters propose to offer the Underwritten Notes for sale to the public (which may include selected dealers) as set forth in the Final Prospectus.

(b)  Other than the Preliminary Prospectus, the Final Prospectus and the Ratings Free Writing Prospectus, each Underwriter severally represents, warrants and covenants that it has not prepared, made, used, authorized, approved, disseminated or referred to and will not prepare, make, use, authorize, approve, disseminate or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Transferor; provided, however, that (x) each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (i) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Final Prospectus, (ii) the weighted average life, pot/retention allocation, expected settlement date and expected pricing information with respect to the Underwritten Notes, or

(iii) columns or other entries showing the status of the subscriptions, the expected pricing parameters, the weighted average life or the trade date of the Underwritten Notes (each such communication, an “Underwriter Free Writing Prospectus”), and (y) each Underwriter will be permitted to provide confirmations of sale.

(c)  Each Underwriter severally represents and agrees (i) that it did not enter into any contract of sale for any Underwritten Notes prior to the Time of Sale, (ii) that, during the period prior to the filing of the Final Prospectus (as notified to the Underwriters by the Transferor) it will deliver the Preliminary Prospectus to each investor to whom it sells Underwritten Notes at or prior to the time of the Contract of Sale (within the meaning of Rule 159 under the Act) for such investor, and (iii) that it will deliver any final Corrected Prospectus (and any information that corrects any material misstatements or omissions) to each investor at least 48 hours before the new Time of Sale.

(d)  Each Underwriter severally represents, warrants and agrees that:

 (i)   each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Underwritten Notes, include any untrue statement of material fact or omit any material fact necessary to make the statements contained therein, when read together with the Preliminary Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information that was included in the Preliminary Prospectus or the Final Prospectus or any inaccurate information furnished to the Underwriter by the Transferor or the Bank expressly for use therein, which information was not corrected by information subsequently provided by the Transferor or the Bank to the Underwriter reasonably prior to the time of first use of such Underwriter Free Writing Prospectus; and

 (ii)  each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with the Rules and Regulations of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act.

(e)  Each Underwriter, severally, represents, warrants and agrees that it will not, at any such time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Underwritten Notes, transfer, deposit or otherwise convey any Underwritten Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interest in, such Underwritten Notes without the prior written consent of the Transferor, which consent shall not be unreasonably withheld.

(f)  Each Underwriter, severally, represents, warrants and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Underwritten Notes or distribute the Final Prospectus, Preliminary Prospectus or any other offering material relating to the Underwritten Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance by it with any applicable laws and regulations thereof and that will, to the best of its knowledge and belief, not impose any obligations on the Transferor except as set forth herein.

(g)  Each Underwriter, severally, represents, warrants and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the

Transferor, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

(h)  Each Underwriter, severally, represents, warrants and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any UK retail investor in the United Kingdom. For the purposes of this provision:

 (i)  [the expression “UK retail investor” means a person who is either one (or both) of the following: (A) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended (the “EUWA”); or (B) not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as amended); and

 (ii)  the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

(i)  Each Underwriter, severally, represents, warrants and agrees that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any EU retail investor in the European Economic Area. For the purposes of this provision:

 (i)  the expression “EU retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

 (ii)  the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(j)   Each Underwriter, severally but not jointly, represents and agrees that, (a) it has not delivered, and will not deliver without the prior written consent of the Transferor or the Bank, any written Rating Information (as defined below) to a Hired NRSRO or other nationally recognized statistical rating organization, and (b) it has not communicated, and will not communicate without the prior written consent of the Transferor or the Bank, orally any Rating Information to any Hired NRSRO or other nationally recognized statistical rating organization; provided, for the avoidance of doubt, that if an Underwriter receives an oral communication from a Hired NRSRO or other nationally recognized statistical rating organization, such Underwriter is authorized to inform such Hired NRSRO or other nationally recognized statistical rating organization that it will respond to the oral communication with a designated representative from the Transferor or the Bank or refer such Hired NRSRO or other nationally recognized statistical rating organization to the Transferor or the Bank, who may respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a Hired NRSRO that could reasonably be determined to be relevant to (a) determining the initial credit rating for the Underwritten Notes, including information about the characteristics of the Receivables and the legal structure of the Underwritten Notes, as contemplated by Rule 17g-5(a)(3)(iii)(C), and (b) undertaking credit rating surveillance on the Underwritten Notes, including information about the characteristics and performance of the Receivables, as contemplated by Rule 17g-5(a)(3)(iii)(D).

(k)  Each Underwriter severally and not jointly represents, warrants and agrees that it has not engaged, and from the date of this Agreement to the Closing Date, will not engage, any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuer in connection with the issuance and offering of the Underwritten Notes.

5.   Certain Agreements of the Transferor. The Transferor covenants and agrees with the several Underwriters that:

(a)  Immediately following the execution of this Agreement, the Transferor will prepare the Final Prospectus setting forth the amount of Underwritten Notes covered thereby, the price at which such Underwritten Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor shall deem to be appropriate. The Transferor has transmitted the Preliminary Prospectus to the Commission pursuant to Rule 424(h) and will transmit the Final Prospectus to the Commission pursuant to Rule 424(b), in each case by a means reasonably calculated to result in a filing that complies with all applicable provisions of Rule 424(h) and Rule 424(b), as applicable. The Transferor will advise the Representatives promptly of any such filing pursuant to Rule 424(h) or Rule 424(b), as applicable.

(b)  The Transferor will advise the Representatives promptly of (i) any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Final Prospectus, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus or for any additional information, (iii) any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, any prevention or suspension of the use of the Preliminary Prospectus or the Final Prospectus, or the institution or threat of any proceeding for that purpose (it being agreed that the Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any such stop order issued by the Commission), and (v) the receipt by the Transferor of any notification with respect to the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

(c)  If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Preliminary Prospectus or the Final Prospectus to comply with the Act, the Transferor promptly will advise the Underwriters thereof and will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of the Underwriters hereunder.

(d)  As soon as practicable, but not later than December 31 of the year following the year in which the Closing Date occurs, the Transferor will cause the Trust to make generally available to Noteholders an earnings statement or statements of the Trust covering a period of at least twelve months beginning after the effective date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder; provided, that this covenant may be satisfied by posting monthly investor reports for the Trust for each month in such twelve-month period on a publicly available website (for the avoidance of doubt, including a publicly available filing on the Commission’s internet website (https://www.sec.gov)).

(e)  The Transferor will make available to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), the Preliminary Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available.

(f)   The Transferor will promptly and from time to time take such action as any Underwriter may reasonably request to qualify the Underwritten Notes for offering and sale under the securities laws or “blue sky” laws of such jurisdictions as such Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Notes; provided, that in connection therewith the Transferor shall not be required to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any particular jurisdiction.

(g)   For a period from the date of this Agreement until the retirement of the Underwritten Notes, the Transferor will make available, or cause to be made available, to each Underwriter the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Transferor, the Owner Trustee and the Indenture Trustee pursuant to the Master Indenture, Transfer Agreement and Servicing Agreement, as soon as such statements and reports are furnished to the Transferor, the Owner Trustee and the Indenture Trustee or any Hired NRSRO, as applicable. For the avoidance of doubt, the Transferor’s obligations pursuant to this Section 5(g) shall be deemed satisfied to the extent that such statements and reports are filed with the Commission pursuant to the Exchange Act on or before the date the Transferor would otherwise be required to furnish copies of such statements or reports to each Underwriter pursuant to this Section 5(g).

(h)  So long as any Underwritten Note is outstanding and upon request by any Underwriter, the Transferor will make available, or cause to be made available, to the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, and (ii) from time to time, any other information concerning the Transferor or the Trust filed with any government or regulatory authority that is otherwise publicly available.

(i)   To the extent, if any, that the rating provided with respect to the Underwritten Notes by any Hired NRSRO is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such Hired NRSRO after the Execution Date, and (b) doing so would have a material adverse effect upon the Transferor.

6.   Certain Agreements of the Bank. The Bank agrees with the Underwriters that to the extent, if any, that the rating provided with respect to the Underwritten Notes by any Hired NRSRO is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such Hired NRSRO after the Execution Date, and (b) doing so would have a material adverse effect upon the Bank.

7.   Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated for any reason other than default by one or more of the Underwriters, the Transferor will pay all expenses incident to the performance of its obligations under this Agreement (except as otherwise agreed in writing between the Transferor and the Underwriters), including, but not limited to (i) the printing of the Preliminary Prospectus and the Final Prospectus and of each amendment or supplement thereto, (ii) the preparation of this Agreement and each Transaction Document, (iii) the preparation, issuance and delivery of the Underwritten Notes to the Underwriters, (iv) the fees and disbursements of the Transferor’s accountants, (v) the qualification of the Underwritten Notes under securities laws in accordance with the provisions of Section 5(f), including filing fees in connection with the preparation of any blue sky and legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus and the Final Prospectus and of each amendment or supplement thereto, (vii) the preparation and filing of the Registration Statement and all amendments thereto, (viii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Underwritten Notes and any supplements thereto, (ix) any fees charged by each Hired NRSRO for the rating of the Underwritten Notes, (x) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, (xi) the fees and expenses of the Owner Trustee and its counsel, and (xii) the fees and expenses of the Indenture Trustee and its counsel. [The Transferor and the Underwriters will each bear their own respective fees and disbursements of counsel (which in the case of the Transferor will include all legal fees related to “blue sky” matters).]

8.   Conditions of the Obligations of each Underwriter. The obligations of each Underwriter to purchase, and to pay for, the Underwritten Notes will be subject to the accuracy of the representations and warranties of the Transferor (as to itself and, to its knowledge, the Issuer) and the Bank set forth herein as of the date hereof and the Closing Date, to the accuracy, as of the Closing Date, of all representations and warranties made by the Transferor and the Bank, respectively, in the Transaction Documents to which each is a party, to the accuracy of the statements of officers of the Transferor and the Bank made pursuant hereto or in connection herewith, to the performance by the Transferor and the Bank of their respective obligations hereunder, and to the following additional conditions precedent:

(a)  The Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and each supplement thereto shall have been filed (if required) with the Commission in accordance with the Act and the Rules and Regulations and Section 1 hereof, and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Transferor or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or “blue sky” laws. The Registration Statement, the Preliminary Prospectus and the Final Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act.

(b)  On or prior to the Closing Date, the Underwriters shall have received letters, dated on or prior to the Closing Date and addressed to the Underwriters covering each of the Preliminary Prospectus and the Final Prospectus, from [_________], certified public accountants, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and regulations thereunder, substantially in the form of the draft to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters; provided, that if any such letter is dated as of a date other than the date of the Preliminary Prospectus or the Final Prospectus, as applicable, such letter shall include language to the effect that the procedures described therein were performed as of the date of the Preliminary Prospectus or the Final Prospectus, as applicable.

(c)  The Underwriters shall have received [(i)] fully executed copies of this Agreement, the Indenture and the other Transaction Documents duly executed and delivered by the parties thereto [and (ii) evidence satisfactory to the Underwriters that the Retained Notes Transaction has been consummated].

(d)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Transferor or the Bank that, in the judgment of the Underwriters (after consultation with the Transferor), materially impairs the market for or investment quality of the Underwritten Notes or makes it impractical or inadvisable to market or proceed with the completion and sale of and payment for the Underwritten Notes, (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange, (iii) any suspension generally or material limitation of trading of any securities of the Bank, the Transferor or any Affiliate of the Bank or the Transferor on any exchange or in the over-the-counter market, (iv) any banking moratorium declared by Federal or State of New York or other applicable state authorities, (v) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (vi) any outbreak or escalation of hostilities or armed conflict in which the United States is involved, any declaration of war by Congress, or any occurrence, outbreak or escalation of any other substantial national or international calamity, crisis or emergency which, in the reasonable judgment of the Underwriters, the effect of any such outbreak, hostilities, escalation, declaration, calamity, or emergency would make it impractical or inadvisable to proceed with completion of the sale of and payment for the Underwritten Notes.

(e)  At the Closing Date, the Transferor and the Bank shall have furnished to the Representatives (i) certificates of an executive officer of each of the Transferor and the Bank, as to (A) the accuracy of the representations and warranties of the Transferor and the Bank, respectively, herein at and as of the Closing Date, (B) the performance by the Transferor or the Bank, as applicable, of all of its obligations hereunder to be performed at or prior to the Closing Date, (C) the satisfaction of the Rating Agency Condition (as defined in the Master Indenture), (D) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (E) that, subsequent to the date of the Final Prospectus, there has not been any material adverse change in the financial position or results of operation of the Bank’s credit card business except as set forth in or contemplated by the Final Prospectus or as described in such certificate, and (F) such other matters as the Representatives may reasonably request; and (ii) a certificate of a secretary or assistant secretary of each of the Transferor and the Bank, to which shall be attached certified copies of (A) its certificate of formation, certificate of incorporation, charter or other applicable organizational document, (B) its limited liability company agreement, by-laws or other applicable governing document, (C) the resolutions authorizing the transactions contemplated hereby and by the Transaction Documents to which it is a party, and (D) an incumbency certificate identifying the officers authorized to execute this Agreement and such Transaction Documents.

(f)  On the Closing Date, the Underwriters shall have received an opinion of the general counsel (or other senior counsel) for Bread Financial Holdings, Inc., the ultimate parent of the Transferor and the Bank, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, [substantially to the effect that, as of the Closing Date, nothing has come to the attention of such counsel that caused such counsel to believe that the factual statements included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus describing (i) legal proceedings related to the Transferor and the Bank, (ii) contracts and other documents (other than the Specified Agreements (as defined in such opinion)) relating to the Transferor and the Bank and (iii) the business of the Bank, the Transferor and the Trust under the headings [“The Transaction Parties – The Issuing Entity”, “The Transaction Parties – The Sponsor”, “The Transaction Parties – The Depositor and Transferor” and “The Bank’s Credit Card Business”] contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no opinion is expressed with respect to the financial statements or other financial, statistical or accounting data contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus].

(g)  Orrick, Herrington & Sutcliffe LLP, Parsons Behle & Latimer and Richards, Layton & Finger, P.A., special UCC counsel for the Transferor and the Bank, shall have furnished to the Underwriters written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, with respect to certain matters relating to (i) the transfer of the Receivables to the Transferor, with respect to the perfection of the Transferor’s interest in the Receivables and with respect to other related matters, and (ii) the transfer of the Receivables to the Trust, with respect to the perfection of the interest of the Trust and the Indenture Trustee in the Receivables and with respect to other related matters.

(h)  Orrick, Herrington & Sutcliffe LLP, special counsel for the Bank, the Transferor and the Issuer, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, [with respect to certain matters relating to (i) the due organization, valid existence and good standing of the Transferor under the laws of its jurisdiction of organization, (ii) the corporate or other organizational power and authority of the Bank, the Transferor and the Issuer to execute, deliver and perform the Transaction Documents to which each is a party, (iii) the due authorization, execution and delivery by each of the Bank, the Transferor and the Issuer of the Transaction Documents to which each is a party, (iv) the enforceability of each such Transaction Document against the applicable party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (v) the validity and binding nature of the Notes as obligations of the Issuer when executed, authenticated, delivered and paid for, (vi) the Issuer not being required to be registered as an investment company under the Investment Company Act of 1940, as amended, (vii) certain U.S. federal income tax matters, including the characterization of the Notes as indebtedness, the treatment of the Issuer as other than an association or publicly traded partnership taxable as a corporation, and the accuracy in all material respects of the disclosure under the headings “Federal Income Tax Consequences” and “Tax Status” to the extent constituting statements of law or legal conclusions, (viii) the entitlement of the Receivables and the Notes to the treatment set forth in the FDIC’s securitization safe harbor rule (12 C.F.R. § 360.6) upon the appointment of the FDIC as conservator or receiver for the Bank, and (ix) such other matters as the Underwriters may reasonably request; and such counsel shall also have delivered to the Underwriters, on the Closing Date, a negative assurance letter with respect to the Registration Statement, the Time of Sale Information and the Prospectus].

(i)  Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, [to the effect that (i) the Issuer has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, (ii) the Issuer has the trust power and authority under the Delaware Statutory Trust Act to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Notes, (iii) the Notes and the Indenture (including the related Indenture Supplement) have been duly authorized by the Issuer from a Delaware law perspective, (iv) no consent, approval or other action by, or filing with, any Delaware governmental authority is required in connection with the execution, delivery or performance by the Issuer of the Transaction Documents to which it is a party or the issuance of the Notes (other than the filing of the Issuer’s certificate of trust with the Secretary of State of the State of Delaware, which has been made, and other than any filings that may be required to perfect security interests), and (v) the execution, delivery and performance by the Issuer of the Transaction Documents to which it is a party and the issuance of the Notes do not violate the Trust Agreement or the laws of the State of Delaware applicable to the Issuer’s trust powers].

(j)  The Underwriters shall have received from Morgan, Lewis & Bockius LLP, counsel to the Underwriters, a written opinion, dated the Closing Date, with respect to such matters as the

Representatives may require (and the Transferor and the Bank shall furnish to such counsel all documents requested for the purpose of enabling it to pass upon such matters).

(k)  Alston & Bird LLP, counsel to the Indenture Trustee, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, [to the effect that (i) the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, with corporate or other organizational power and authority to execute, deliver and perform its obligations under the Indenture and each other Transaction Document to which the Indenture Trustee is a party, (ii) each such Transaction Document has been duly authorized, executed and delivered by the Indenture Trustee and constitutes the valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (iii) the Notes have been duly authenticated by the Indenture Trustee in accordance with the Indenture, (iv) neither the execution, delivery nor performance by the Indenture Trustee of any such Transaction Document requires any consent, approval or other action by, or filing with, any governmental authority under the federal banking laws of the United States or the banking laws of the State of New York applicable to the Indenture Trustee (other than those already obtained), and (v) the execution, delivery and performance by the Indenture Trustee of any such Transaction Document do not violate the Articles of Association or By-laws of the Indenture Trustee].

(l)   Richards, Layton & Finger, P.A., counsel to the Owner Trustee, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, [to the effect that (i) BNY Mellon Trust of Delaware is a Delaware banking corporation duly organized and in good standing, with corporate or other organizational power and authority to execute, deliver and perform the Trust Agreement, (ii) the Trust Agreement has been duly authorized, executed and delivered by BNY Mellon Trust of Delaware and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (iii) no consent, approval or other action by, or filing with, any governmental authority under the federal laws of the United States or the laws of the State of Delaware governing the trust powers of BNY Mellon Trust of Delaware is required in connection with the execution, delivery or performance by BNY Mellon Trust of Delaware of the Trust Agreement, other than the filing of the certificate of trust with the Secretary of State of the State of Delaware (which has been made), and (iv) the execution, delivery and performance by BNY Mellon Trust of Delaware of the Trust Agreement do not violate its articles of association or by-laws or the federal laws of the United States or the laws of the State of Delaware governing the trust powers of BNY Mellon Trust of Delaware].

(m)  Parsons Behle & Latimer, special Utah counsel to the Bank, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, [to the effect that (i) the Bank is a Utah industrial bank duly organized, validly existing and in good standing under the laws of the State of Utah, (ii) the Bank has corporate or other organizational power and authority under Utah law to execute, deliver and perform its obligations under each of the Transaction Documents to which the Bank is a party, (iii) each such Transaction Document has been duly authorized, executed and delivered by the Bank, and (iv) neither the execution, delivery nor performance by the Bank of any such Transaction Document requires any consent, approval or other action by, or filing with, any Utah governmental authority applicable to the Bank (other than those that have been obtained or made), and such execution, delivery and performance do not violate the Bank’s charter documents or any Utah law governing the Bank’s banking powers].

(n)  The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed in the appropriate filing offices of the States of New York, Delaware and Utah and such other jurisdictions as counsel to the Transferor deems appropriate to reflect the interest of the Trust and the Indenture Trustee in the Receivables.

(o)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters, and the Underwriters shall have received such information, certificates and documents as any of them may reasonably request.

(p)  The Ratings Free Writing Prospectus shall have been filed with the Commission and the Underwriters shall have received evidence of ratings letters that are reasonably satisfactory to the Underwriters from each Hired NRSRO.

(q)  The Underwriters shall have received copies of each opinion of counsel delivered to any Hired NRSRO, together with a letter addressed to the Underwriters and dated the Closing Date, to the effect that the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each of them as of its date.

(r)  Counsel to the Asset Representations Reviewer shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, relating to the Asset Representations Reviewer and the Asset Representations Review Agreement.

9.   Indemnification. (a) The Transferor and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, each Person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any director, officer or employee of any Underwriter or any such Person, as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, joint or several, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the Final Prospectus), the Final Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus relating to the Underwritten Notes, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any written information furnished to an Underwriter by the Transferor expressly for use in any Underwriter Free Writing Prospectus, unless, in any of the above cases, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information;

(ii)   against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; and

(iii)  against any and all expense whatsoever (including, without limitation, the fees and disbursements of counsel chosen by such Underwriters or Persons) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not indemnified by the Transferor and the Bank pursuant to subparagraphs (i) or (ii) above.

The indemnity agreement provided for in this subsection 9(a) will be in addition to any liability that the Transferor and the Bank may otherwise have.

(b)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuer, the Transferor and the Bank, each of their respective directors, each of the Transferor’s officers who signed the Registration Statement, and each Person, if any, who controls the Transferor or the Bank within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense (A) described in the indemnity contained in subsection 9(a), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the Final Prospectus) or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Transferor or the Bank by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), (B) resulting from such Underwriter’s failure to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus to each investor with whom it enters into a contract of sale for any Notes prior to the time of such contract of sale; provided, however, that, to the extent such Preliminary Prospectus has been amended or supplemented, such indemnity shall not inure to the benefit of the Issuer, the Transferor or the Bank unless such amendment or supplement shall have been delivered to such Underwriter in a reasonable period of time prior to the time of such contract of sale, or (C) arising out of any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus prepared by such Underwriter, or the omission or alleged omission therefrom, when read together with the Preliminary Prospectus, of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission in any Underwriter Free Writing Prospectus in reliance upon and in conformity with (x) any written, inaccurate information furnished to such Underwriter by the Transferor, the Issuer or the Bank expressly for use therein or (y) the Preliminary Prospectus or Final Prospectus, which information was not corrected by information subsequently provided by the Transferor, the Issuer or the Bank to such Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus. The Transferor and the Bank acknowledge that the information set forth in the [____] paragraph under the heading “Deposit and Application of Funds – Underwriting” in the Preliminary Prospectus and the [____] paragraph under the heading “Deposit and Application of Funds – Underwriting” in the Final Prospectus, in each case relating to selling concessions and reallowance, constitutes the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (collectively, the “Underwriter Information”). The indemnity agreement provided for in this subsection 9(b) will be in addition to any liability which each Underwriter may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action or the assertion by a third party of a claim, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and provided, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from an indemnifying party to such indemnified party of its election to assume the defense of such claim or action, such indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party, or (iv) such indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to such indemnified party, in which case, if such indemnified party notifies such indemnifying party in writing that it elects to employ separate counsel at the expense of such indemnifying party, such indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 9 consist of any Underwriter or any of their respective officers, employees or controlling persons, or by the Transferor or the Bank, if the indemnified parties under this Section 9 consist of the Transferor or the Bank or any of their respective directors, officers, employees or controlling persons). Each indemnified party shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of such indemnified party, or (ii) be liable for any settlement of any claim, action, suit or proceeding effected without its prior written consent (which consent shall not be unreasonably withheld).

10.  Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 9 are for any reason held to be unenforceable or insufficient by the indemnified parties, although applicable in accordance with its terms, the Transferor and the Bank, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreements incurred by the Transferor, the Bank and one or more of the Underwriters (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank and the Transferor on the one hand and the Underwriters on the other from the offering of the Underwritten Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank and the Transferor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The relative benefits received by the Bank and the Transferor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferor or the Bank bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material facts relates to information supplied by the Transferor or the Bank on the one hand and the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Bank or the Transferor on the one hand and the Underwriters on the other hand. The Underwriters’ obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 10, each Person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters and each director of the Transferor, each director of the Bank, such officer of the Transferor who signed the Registration Statement, and each Person, if any, who controls the Transferor or the Bank within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Transferor and the Bank. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with such Underwritten Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however, that if the total underwriting discounts and commissions do not exceed the amount of any damages which such Underwriter has otherwise been required to pay, such Underwriters shall not be required to make any contribution.

11.  Survival. Each party hereto agrees that the respective indemnities, representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of the Transferor and the Bank, by each Underwriter and, in the case of each Underwriter, by the Transferor and the Bank, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Transferor, the Bank or the Underwriters, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by each party hereto herein or in any such certificate or other instrument shall survive the delivery of and payment for the Notes. The provisions of Sections 7, 9 and 10 of this Agreement shall survive termination of this Agreement.

12.  Termination. This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Transferor given at or prior to the Closing Date in the event that the Transferor or the Bank shall have failed, refused or been unable to perform in all material respects all obligations and satisfy in all material respects all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except (i) as provided in Sections 9 and 10 hereof, and (ii) if this Agreement is terminated by the Representatives because of (x) any condition to the obligations of the Underwriters set forth in Section 8 of this Agreement is not satisfied, (y) any refusal, inability or failure on the party of the Bank or the Transferor to perform any agreement herein or to comply with any provision hereof, or (z) any breach of a representation or warranty herein on the part of the Bank or the Transferor, the Transferor will reimburse the Underwriters for all of their out-of-pocket expenses[, including the reasonable fees and disbursements of counsel to the Underwriters that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Underwritten Notes].

13.  Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Underwritten Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)  If the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Notes, each of the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)  If the aggregate amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Transferor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Preliminary Prospectus or Final Prospectus or in any other documents or arrangements.

14.   Capacity. The Bank and the Transferor acknowledge and agree that (i) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Bank and the Transferor, on the one hand, and each of the Underwriters, on the other, (ii) in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent or fiduciary of the Bank and the Transferor, and the Bank and the Transferor hereby expressly disclaim any fiduciary relationship with respect thereto, and (iii) none of the Underwriters has assumed an advisory responsibility in favor of the Bank or the Transferor with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank or the Transferor on other matters) or any other obligation to the Bank or the Transferor except the obligations expressly set forth in this Agreement.

15.  Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telecopier with transmission confirmed, if to (a) the Underwriters, addressed to the address first set forth above, or to such other address as the Representatives may designate in writing to the Transferor, (b) the Bank, addressed to Comenity Capital Bank, 12921 South Vista Station Blvd., Suite 100, Draper, Utah 84020, Attention: Treasurer, Email: treasury-structuredfinance@breadfinancial.com, or (c) the Transferor, addressed to Bread Financial Funding, LLC, 3095 Loyalty Circle, Columbus, OH 43219, Attention: Treasurer, Email: treasury-structuredfinance@breadfinancial.com.

16.  Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

17.  Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

18.  Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

19.  Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

20.  Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

21.  Counterparts and Electronic Signature. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument. Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.

22.  Non-petition Covenant. Notwithstanding any prior termination of this Agreement, each of the Underwriters, the Transferor and the Bank agree that it shall not at any time acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Issuer or the Transferor under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or all or any part of the property or assets of the Issuer or the Transferor or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor.

23.  GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

(b)  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK

CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 15 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.  Recognition of U.S. Special Resolution Regimes.

(a)  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)  For the purposes of this Section 24:

(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii)   “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)  “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv)  “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(signature page follows)

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.

COMENITY CAPITAL BANK

By:
Name:
Title:

BREAD FINANCIAL FUNDING, LLC

By:
Name:
Title:

S-1

The foregoing Underwriting Agreement is hereby agreed to as of the date first above written.

[_____________],

for itself and as a representative of the several Underwriters named in Schedule A hereto

By:
Name:
Title:

[_____________],

for itself and as a representative of the several Underwriters named in Schedule A hereto

By:
Name:
Title:

S-2

SCHEDULE A

Stated Principal Amount of the Class A Notes:	$[____]

Underwriters of the Class A Notes	Stated Principal Amount

[Underwriter 1]	$[____]

[Underwriter 2]	$[____]

[Underwriter 3]	$[____]

[Underwriter 4]	$[____]

TOTAL	$[____]

[Stated Principal Amount of the Class B Notes:	$[____]

Underwriters of the Class B Notes	Stated Principal Amount

[Underwriter 1]	$[____]

[Underwriter 2]	$[____]

[Underwriter 3]	$[____]

[Underwriter 4]	$[____]

TOTAL	$[____]]

Time of Sale: [A.M.][P.M.] (Eastern Time) on [_____], 20[__]

A-1